                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                     FORM 8-K/A

                                 AMENDMENT NO.2 TO

                                   CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report  (Date of earliest event reported)           June 11, 1999
                                                 -----------------------------
                                   RMI.NET, Inc.
------------------------------------------------------------------------------
                 (Exact name of Registrant as specified in charter)

                                      Delaware
------------------------------------------------------------------------------
                   (State or other jurisdiction of incorporation)

             001-12063                                    84-1322326
----------------------------------           ---------------------------------
      (Commission File Number)                (IRS Employee Identification No.)


 999 Eighteenth Street, Suite 2201                          80202
------------------------------------------------------------------------------
 (Address of principal executive offices)                (Zip Code)

 Registrant's telephone number, including area code     (303) 672-0700
                                                       -----------------------
                           Rocky Mountain Internet, Inc.
------------------------------------------------------------------------------
           (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 28, 1999, the Registrant filed a Current Report on Form 8-K (the "IdealDial Initial Report") describing the merger of IdealDial Corporation with and into the Company. This Current Report on Form 8-K/A (the "Form 8-K/A") amends the IdealDial Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information required pursuant to
Item 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  IdealDial Corporation - Audited Financial Statements:

               Independent Auditors' Report - Hein & Associates LLP

               Balance Sheets as of December 31, 1998 and 1997

               Statements of Operations for the Years Ended December 31, 1998 and 1997

               Statements of Stockholders' Equity (Deficiency) for the Years Ended December 31, 1998 and 1997

               Statements of Cash Flows for the Years Ended December 31, 1998 and 1997

               Notes to Financial Statements

     (b)  Pro Forma Financial Information:

               Pro Forma Condensed Combined Balance Sheet as of December 31,
               1998

               Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1998

     (c)  Exhibits:


          Exhibit
           Number                        Description
         ----------  ---------------------------------------------------------

            10.1 Agreement and Plan of Merger by and among Rocky Mountain Internet, Inc. d/b/a RMI.NET, Inc. and IdealDial Corporation and Michael Payne dated as of June 11, 1999 *
            10.2 Rocky Mountain Internet, Inc. d/b/a RMI.NET, Inc. and Internet Connect Internet Connect, Inc., Interweb Design and Hosting, Inc., Jay W. Mason, M.D., Dax J.C. Kelson, David

                      S. Jennings, David L. Alderson, Jr., and Timothy H. Crawford, M..D. dated as of June 10, 1999 *
            20.1 News Release dated June 14, 1999 announcing the IdealDial Merger. *
            20.2 News Release dated June 15, 1999 announcing the Internet Connect Merger. *

             *        Previously filed.



                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Rocky Mountain Internet, Inc.
                                       ---------------------------------------
                                                  (Registrant)

 Date: July 30, 1999                 By:  /s/ CHRISTOPHER J. MELCHER
                                         -------------------------------------
                                          Christopher J. Melcher
                                          Vice President, General Counsel and
                                          Corporate Secretary

                       INDEX TO FINANCIAL STATEMENTS






INDEPENDENT AUDITOR'S REPORT..................................................2

BALANCE SHEET - December 31, 1997 and 1998....................................3

STATEMENTS OF OPERATIONS - For the Years Ended
          December 31, 1997 and 1998..........................................4

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY)
          For the Years Ended December 31, 1997 and 1998......................5

STATEMENTS OF CASH FLOWS - For the Years Ended
          December 31, 1997 and 1998..........................................6

NOTES TO FINANCIAL STATEMENTS.................................................7

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.........................11

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 1999..............12

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
          For the Year Ended December 31, 1998...............................13

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
          For the Three Months Ended March 31, 1999..........................14

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL DATA.....................15


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
IdealDial Corporation
Denver, Colorado

We have audited the accompanying balance sheets of IdealDial Corporation as of December 31, 1998 and 1997, and the related statements of operations, stockholder's equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IdealDial Corporation as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




HEIN + ASSOCIATES LLP

Denver, Colorado
June 3, 1999

                               IDEALDIAL CORPORATION

                                   BALANCE SHEET

                                     ASSETS

                                                                              December 31,
                                                                   ------------------------------------
                                                                         1997                    1998
                                                                   -------------          -------------
CURRENT ASSETS:
 Cash and cash equivalents                                          $    624,000           $    48,000
 Marketable  securities                                                  158,000                 4,000
 Trade receivables, net allowance for doubtful accounts
  of $38,000 and $65,000, respectively                                 1,020,000             1,037,000
 Accounts receivable, Stockholder                                        150,000                     -
 Investment - affiliated company                                         150,000               150,000
 Prepaid expenses and other                                              104,000                59,000
                                                                   -------------          -------------
  Total current assets                                                 2,206,000             1,298,000

EQUIPMENT, net                                                           507,000               969,000

OTHER-
 Refundable deposits                                                      19,000                19,000
                                                                   -------------          -------------
TOTAL ASSETS                                                        $  2,732,000           $ 2,286,000
                                                                   =============          =============

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
 Note payable                                                       $          -           $   450,000
 Accounts payable                                                      2,110,000               836,000
 Accrued liabilities                                                     314,000               312,000
 Deferred revenues                                                        44,000                27,000
 Current portion of capital lease obligations                                  -               145,000
                                                                   -------------          -------------
  Total current liabilities                                            2,468,000             1,770,000

CAPITAL LEASE OBLIGATIONS, net of current portion                              -               264,000

CUSTOMER DEPOSITS AND HOLDBACKS                                          353,000               274,000

COMMITMENTS AND CONTINGENCIES (Notes 2 and 3)                                  -                     -

STOCKHOLDER'S DEFICIENCY:
 Common stock, $.01 par value, 14,000,000 shares authorized,
  12,467,000 shares issued and outstanding                               125,000               125,000
 Additional paid-in capital                                              140,000               903,000
 Accumulated deficit                                                    (354,000)           (1,050,000)
                                                                   -------------          -------------
  Total stockholder's equity (deficiency)                                (89,000)              (22,000)
                                                                   -------------          -------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY                       $ 2,732,000           $ 2,286,000
                                                                   =============          =============

                       SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                  IDEALDIAL CORPORATION

                                 STATEMENTS OF OPERATIONS

                                                                              FOR THE YEARS ENDED

                                                                                   December 31,
                                                                   ------------------------------------
                                                                         1997                   1998
                                                                   ----------------      --------------
REVENUES                                                           $     14,688,000      $    9,499,000
COST OF SALES                                                            12,810,000           7,811,000
                                                                   ----------------      --------------
GROSS MARGIN                                                              1,878,000           1,688,000

OPERATING EXPENSES:
  Selling                                                                   354,000             466,000
  General and administrative                                              1,609,000           1,707,000
  Depreciation                                                              139,000             231,000
                                                                   ----------------      --------------
                                                                          2,102,000           2,404,000
                                                                   ----------------      --------------
LOSS FROM OPERATIONS                                                       (224,000)           (716,000)

OTHER INCOME (EXPENSE):
  Interest income (expense), net                                             28,000             (57,000)
  Other                                                                      28,000              77,000
                                                                   ----------------      --------------
 NET LOSS                                                          $       (168,000)     $     (696,000)
                                                                   ================      ==============




                        SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.
                                             4

                                   IDEALDIAL CORPORATION

                     STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY)
                         FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998

                                         COMMON STOCK
                                  ---------------------------
                                    NUMBER                          ADDITIONAL       ACCUMULATED
                                   OF SHARES        AMOUNT        PAID-IN CAPITAL      DEFICIT            TOTAL
                                  ------------   ------------     ---------------    -----------    ----------------
Balances, January 1, 1997           12,467,000    $   125,000      $   220,000       $  (186,000)      $   159,000
Net loss                                     -              -                -          (168,000)         (168,000)
Distribution to stockholder                  -              -          (80,000)                -           (80,000)
                                  ------------   ------------     ---------------    -----------    ----------------
Balances, December 31, 1997         12,467,000        125,000          140,000          (354,000)          (89,000)
Stockholder contributions                    -              -          763,000                 -           763,000
Net loss                                     -              -                -          (696,000)         (696,000)
                                  ------------   ------------     ---------------    ------------   ----------------

Balances, December 31, 1998         12,467,000    $   125,000      $   903,000       $(1,050,000)      $   (22,000)


                         SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS
                                                  5

                                 IDEALDIAL CORPORATION

                                STATEMENTS OF CASH FLOWS

                                                                            FOR THE YEARS ENDED

                                                                                December 31,
                                                                     -----------------------------------
                                                                          1997                  1998
                                                                     ---------------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                             $    (168,000)         $  (696,000)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
   Depreciation and amortization                                            139,000              231,000
   Bad debt expense                                                          54,000              295,000
 Change in assets and liabilities:
  Decrease (increase) in:
   Marketable securities                                                   (308,000)             154,000
   Trade receivables                                                        (47,000)            (312,000)
   Other assets                                                            (137,000)             195,000
 Increase (decrease) in:
   Accounts payable                                                       1,008,000           (1,274,000)
   Accrued liabilities                                                      266,000               (2,000)
   Deferred revenues                                                        (37,000)             (17,000)
   Customer deposits and holdbacks                                         (231,000)             (79,000)
                                                                     ---------------         -----------
 Net cash provided by (used in) operating activities                        539,000           (1,505,000)

CASH FLOWS USED IN INVESTING ACTIVITIES -
 Purchase of equipment, net                                                (233,000)            (224,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of capital lease obligations                                           -                (60,000)
 Proceeds from notes payable                                                    -                450,000
 Stockholder capital contribution                                               -                763,000
 Distribution to stockholder                                                (80,000)                 -
                                                                     ---------------         -----------
  Net cash provided by (used in) financing activities                      (313,000)             929,000
                                                                     ---------------         -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        226,000             (576,000)

CASH AND CASH EQUIVALENTS, beginning of period                              398,000              624,000
                                                                     ---------------         -----------
CASH AND CASH EQUIVALENTS, end of period                              $     624,000          $    48,000
                                                                     ===============         ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Cash paid for interest                                               $       3,000          $    55,000
                                                                     ===============         ===========
 Purchase of equipment with capital lease                             $         -            $   469,000
                                                                     ===============         ===========


                           SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.
                                             6

                              IDEALDIAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS - IdealDial Corporation (the Company), a Colorado corporation, is a full service telecommunications company, engaged in reselling telecommunications products and services. The Company offers its customers long distance services, prepaid phone cards, 800/900 Interactive Voice Response
(IVR), service bureau applications, telephone solutions, and custom call processing.

LIQUIDITY - During 1998 and 1997 the Company transformed from predominately an 800/900-service bureau to a full service telecommunications company that negatively impacted its operating results. The 900-industry market has decreased significantly due to the rapid growth of the information available through the Internet and the rapid increase in the number of customers utilizing the Internet. In February 1998, the Company also entered into a marketing agreement with a major publishing company in an effort to procure customers from its multi-million customer base. Significant program development cost of approximately $500,000 were incurred and expensed to cost of sales in 1998. The program failed to generate significant revenues and the program was terminated in November 1998. As a result, as of December 31, 1998, the Company had a working capital deficiency of approximately $472,000 and stockholder's deficiency of $22,000. In addition, the Company has a significant commitment with its long distance carrier, which if not met or renegotiated, would adversely affect the Company's financial condition. Management has implemented a plan to return the Company to profitability by focusing on additional long distance services, marketing highly profitable bundled services and increasing its field sales efforts. In the fourth quarter, 1998, the Company entered into several agency agreements with large affinity groups that have secured a significant increase in new long distance and calling card customers which has generated new long distance and post paid calling card revenue in the first quarter 1999. In total, however, revenues continue to decrease as the Company completes this transition. Management believes that these new relationships will generate sufficient revenues to return the Company to profitability in 1999. In addition, the Company has entered into a merger agreement with another Communications Company that, if successfully completed, will enable it to combine resources and reduce operating costs. If the Company is unable to generate sufficient revenues to return to profitability or meet or renegotiate its future commitments, additional capital will be required to meet its working capital needs.

BASIS OF ACCOUNTING - The accompanying financial statements have been prepared on the accrual basis of accounting. Customer billings and collections for telecommunication services are performed in-house and by third party service providers. Certain accounts receivable represents the amount customers owe the Company for services provided. Certain 900 receivables are offset by the payable for services provided. Revenues and expenses are recorded in the period earned and incurred, respectively. 900 charge backs for unpaid calls are passed through to the Company's customers. Amounts are withheld on all 900 customers to protect the Company from losses due to excessive charge backs. The Company established an allowance for bad debt on all long distance billings based on historical experience. The reserve balance is reviewed and adjusted monthly based on management's best estimate.

CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                      IDEALDIAL CORPORATION

                   NOTES TO FINANCIAL STATEMENTS

MARKETABLE SECURITIES - Marketable securities consist of corporate stocks and bonds. The securities are classified as trading securities and are stated at market. Realized and unrealized gains are included in the income statement.

EQUIPMENT - Equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of the equipment, generally five years. Repairs and maintenance are charged to expense as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of equipment sold, or otherwise disposed of, and the related accumulated depreciation or amortization is removed from the accounts, and any gains or losses are reflected in current operations. Depreciation expense charged to operations was $231,000 and $139,000 for the years ended December 31, 1998 and 1997. Equipment consists of the following at December 31, 1998:


         Telecommunications equipment                                 $   2,039,000
         Software                                                           283,000
         Furniture and fixtures                                              58,000
                                                                      -------------
                                                                          2,380,000
         Less: accumulated depreciation                                  (1,411.000)
                                                                      -------------
                                                                      $     969,000
                                                                      =============

IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. No impairment has been taken for the year ended December 31, 1998 and 1997.

INCOME TAXES - The Company has elected to be an S-Corporation for income tax reporting purposes, passing all taxable income or losses to the individual stockholder. Therefore, no provision for income taxes has been reflected in the accompanying financial statements.

REVENUE RECOGNITION - The Company recognizes revenue during the period of performance of the related services.

CONCENTRATION OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. The Company does not have a significant exposure to any individual customer or counterparty, with the possible exception of its providers (see Note 3), who provide communication services to the Company. In addition, a company that was owned by the sole stockholder was a significant customer during 1997 (see Note 4).

FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial

                            IDEALDIAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

instruments, which includes cash, trade receivables and accounts payable, approximates their carrying value in the financial statements at December 31, 1998.

USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. The Company makes significant estimates as to the amount of holdback to reserve for its customers' refused calls, allowance for doubtful accounts, and for the amount of its unearned income on calling cards.

2.  NOTES PAYABLE AND CAPITAL LEASES:

NOTE PAYABLE - BANK - The Company has a note payable with a bank for $450,000, due November 1999, with interest payable monthly at the bank's prime rate (7.75% at December 31, 1998), collateralized by all accounts receivable and personal property of the Company and personally guaranteed by the stockholder.

CAPITAL LEASES - The Company leases certain equipment which have been recorded as capital leases. Obligations under these capital leases have been recorded at the present value of future minimum lease payments, discounted at a rate of approximately 10%. The capitalized cost of $469,000 less accumulated amortization of $42,000 is included in property and equipment at December 31, 1998. The following is a schedule of future minimum lease payments under capital leases at December 31, 1998:

                  For the Years Ended December 31,
                  --------------------------------
                                    1999                                        $178,000
                                    2000                                         178,000
                                    2001                                         104,000
                                                                                --------
                           Future minimum lease payment                          460,000
                           Less amount representing interest                     (51,000)
                                                                                --------
                           Present value of net minimum lease payments           409,000
                           Less current portion                                 (145,000)
                                                                                --------
                                                                                $264,000
                                                                                ========

Subsequent to December 31, 1998, the Company entered into another capital lease with the same financing company for $155,000 under the same terms as the existing leases.

3.   COMMITMENTS AND CONTINGENCIES:

The Company has a service agreement with one of its providers whereby it is granted certain discounts on long distance rates based on anticipated volume over a five-year period, with monthly minimums for current months. Historically, the Company has not met its monthly minimums and has renegotiated the terms of the agreement with the provider. In March 1999, the agreement was renegotiated and the required monthly minimums again were adjusted under the agreements. The Company's minimum monthly usage is $150,000 through July 1999, then escalates to $500,000 per month beginning in August 1999, through July 2000, then escalates to $2,000,000 per month through October 2002. For

                            IDEALDIAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1998, the Company believes it has met its minimum commitment. However, subsequent to year-end, revenues have fallen below its monthly commitment. The Provider has not yet billed the Company for its minimum amounts and the Company believes it will be able to renegotiate the commitment whereby past deficiencies will be offset by future increases in its commitment as has happened in the past. However, neither party has directly commenced such renegotiations due to the proposed sale of the Company. The Company has also granted the Provider a security interest in all the Company's assets and general intangibles in connection with this commitment.

OPERATING LEASES - The Company leases its office facilities under non-cancelable operating leases. Rent expense for the years ended December 31, 1998 and 1997 was $145,000 and $147,000, respectively. At December 31,
1998, future minimum lease obligations under leases with these terms in excess of one year are the following:

                  For the Years Ended December 31,
                  --------------------------------
                                    1999                                        $176,000
                                    2000                                         178,000
                                    2001                                         118,000
                                                                                 -------
                                                                                $472,000
                                                                                 =======

LITIGATION - The Company is subject to legal proceedings and claims, which have arisen in the ordinary course of its business and have not been fully adjudicated. The company is unable to estimate the magnitude of its exposure at this time, but believes such actions will be resolved without any adverse material consequence. If required, it will vigorously contest such actions.

4.  RELATED PARTY TRANSACTIONS:

One of the Company's major customers is a 900-line service account owned by the Company's sole stockholder. During the years ended December 31, 1998 and 1997, this customer accounted for $3,480,000 and $5,420,000 of the Company's revenue, respectively. Subsequent to December 31, 1998 the stockholder sold the Company to an unrelated third party which plans to remain a long-term customer. Concurrent with the sale, the seller established an escrow account of $450,000 in the name of the Company for potential charge-backs, which were related to service prior to the sale. As of December 31, 1998 Customer Deposits and Holdbacks included approximately $120,000 related to this 900 customer for charge-backs. Subsequent to year-end and in conjunction with the sale, $100,000 of this amount was contributed to the Company's paid-in capital. Accounts payable also included $71,000 payable to this 900 customer as of December 31, 1998.

As of December 31, 1998, the Company held a $150,000 convertible note as an investment in which the Company's stockholder was a director. Subsequent to year-end, the stockholder purchased this note from the Company for cash.

       SELECTIVE UNAUDITED PRO FORMA CONSENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company, IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analysis, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

The unaudited pro forma combined statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated at the beginning of such year. These pro forma statements of operations combines the historical consolidated statements of operations for the periods reported for the Company, IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

The unaudited pro forma condensed combined balance sheet as of March 31, 1999 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company and for IdealDial Corporation.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                   (UNAUDITED)

                                                                        IDEALDIAL       PRO FORMA        PRO FORMA        PRO FORMA
                                                    RMI.NET, INC.      CORPORATION       SUBTOTAL      ADJUSTMENTS (B)    COMBINED
                                                    -------------      -----------      ---------      ---------------    ---------
                                                                                    (Dollars in Thousands)
                                                                      ASSETS
CURRENT ASSETS
Cash and cash equivalents                               4,039               318            4,357               -            4,357
Trade receivables less allowance
  for doubtful accounts                                 2,318             1,121            3,439               -            3,439
Inventories                                               147                 -              147               -              147
Other                                                     631                86              717               -              717
Total Current Assets                                    7,135             1,525            8,660               -            8,660

PROPERTY AND EQUIPMENT, net                             6,112             1,023            7,135               -            7,135
Goodwill, net                                          16,790                 -           16,790           1,634 (1)       18,424
Other                                                     489                19              508               -              508
Total Assets                                           30,526             2,567           33,093           1,634           34,727
                                                    ---------           -------          -------       ---------         --------
                                                    ---------           -------          -------       ---------         --------

                                                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                        4,198               582            4,780               -            4,780
Current maturities of long term
  debt and capital lease obligations                    1,543               647            2,190               -            2,190
Deferred revenue                                          777                27              804               -              804
Accrued payroll & related taxes                           375                                375               -              375
Accrued expenses & other                                1,589               752            2,341               -            2,341
Total Current Liabilites                                8,482             2,008           10,490               -           10,490
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS            2,818               328            3,146               -            3,146
Total liabilites                                       11,300             2,336           13,636               -           13,636
                                                                                                                                -
REDEEMABLE CONVERTIBLE PREFERRED STOCK                  6,748                 -            6,748               -            6,748

Stockholders' Equity
Common Stock                                               10               125              135               -              135
Additional paid in capital                             33,204             1,353           34,557          (1,353)(3)       33,204
                                                                                                           1,740            1,740
Accumulated deficit                                   (20,736)           (1,247)         (21,983)          1,247 (2)      (20,736)
Unearned compesation                                        -                 -                -               -                -
                                                       12,478               231           12,709           1,634           14,343
                                                       30,526             2,567           33,093           1,634           34,727
                                                    ---------           -------          -------       ---------         --------
                                                    ---------           -------          -------       ---------         --------


              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                                HISTORICAL
                                          ---------------------------------------------------------------------------------------
                                                           PREVIOUSLY
                                                            REPORTED       IDEALDIAL     PRO FORMA     PRO FORMA        PRO FORMA
                                          RMI.NET, INC.   ACQUISITIONS    CORPORATION    SUBTOTAL    ADJUSTMENTS (B)    COMBINED
                                          -------------   ------------    -----------    ---------   ---------------    ---------
                                                              (Amount in Thousands, Except Per Share Data)
Revenue
  Communication Services                      7,974           1,995           9,499        19,468             0           19,468
  Web Solutions                               2,113               0               0         2,113             0            2,113
                                            -------         -------         -------       -------          ----          -------
                                             10,087           1,995           9,499        21,581             0           21,581
                                            -------         -------         -------       -------          ----          -------

Cost of revenue earned
  Communication Services                      3,471             926           7,811        12,208             0           12,208
  Web Solutions                                  50               0               0            50             0               50
                                            -------         -------         -------       -------          ----          -------
                                              3,521             926           7,811        12,258             0           12,258
                                            -------         -------         -------       -------          ----          -------
Gross profit                                  6,566           1,069           1,688         9,323             0            9,323
                                            -------         -------         -------       -------          ----          -------

General, selling and
  administrative expenses                     9,184             972           2,173        12,329             0           12,329
Cost related to unsuccessful
  merger attempt                              6,071               0               0         6,071             0            6,071
Depreciation and amortization                 1,789             134             231         2,154           874 (5)        3,028
                                            -------         -------         -------       -------          ----          -------
Operating loss                              (10,478)            (37)           (716)      (11,231)         (874)         (12,105)
                                            -------         -------         -------       -------          ----          -------

Other income (expense)
  Interest expense                             (320)            (57)            (57)         (434)            0             (434)
  Interest Income                                51               0               0            51             0               51
  Other income (expense), net                    78              21              77           176             0              176
                                            -------         -------         -------       -------          ----          -------
                                               (191)            (36)             20          (207)            0             (207)
                                            -------         -------         -------       -------          ----          -------
Net loss                                    (10,669)            (73)           (696)      (11,438)         (874)         (12,312)
                                            -------         -------         -------       -------          ----          -------
                                            -------         -------         -------       -------          ----          -------

Preferred stock dividends                        33                                                                           33

Net loss applicable to
  common Stockholders                       (10,702)                                                                     (12,345)

Basic and Diluted loss per
  share from continuing operations            (1.39)                                                                       (1.53)
                                            -------                                                                      -------
                                            -------                                                                      -------
Average number of common shares
  outstanding (5)                             7,690                                                                        8,061
                                            -------                                                                      -------
                                            -------                                                                      -------


              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)

                                                                                         HISTORICAL
                                                    ------------------------------------------------------------------------------
                                                                        IDEALDIAL       PRO FORMA        PRO FORMA       PRO FORMA
                                                    RMI.NET, INC.      CORPORATION       SUBTOTAL      ADJUSTMENTS (B)   COMBINED
                                                    -------------      -----------      ---------      ---------------   ---------
                                                                        (Amount in Thousands, Except Per Share Data)
Revenue
  Communication Services                              4,407               2,005            6,412               0          6,412
  Web Solutions                                         856                   0              856               0            856
                                                    -------             -------          -------          ------        -------
                                                      5,263               2,005            7,268               0          7,268
                                                    -------             -------          -------          ------        -------

Cost of revenue earned
  Communication Services                              2,548               1,570            4,118               0          4,118
  Web Solutions                                           6                   0                6               0              6
                                                    -------             -------          -------          ------        -------
                                                      2,554               1,570            4,124               0          4,124
                                                    -------             -------          -------          ------        -------
Gross profit                                          2,709                 435            3,144               0          3,144
                                                    -------             -------          -------          ------        -------

General, selling and
  administrative expenses                             4,690                 535            5,225               0          5,225
Cost related to unsuccessful merger attempt               0                   0                0               0              0
Depreciation and amortization                         1,143                  66            1,209              75 (4)      1,284
                                                    -------             -------          -------          ------        -------
Operating loss                                       (3,124)               (166)          (3,290)            (75)        (3,365)
                                                    -------             -------          -------          ------        -------

Other income (expense)
  Interest expense                                      (85)                (32)            (117)              0           (117)
  Interest Income                                        22                   1               23               0             23
  Other income (expense),  net                            0                   0                0               0              0
                                                    -------             -------          -------          ------        -------
                                                        (63)                (31)             (94)              0            (94)
                                                    -------             -------          -------          ------        -------
Net loss                                             (3,187)               (197)          (3,384)            (75)        (3,459)
                                                    -------             -------          -------          ------        -------
                                                    -------             -------          -------          ------        -------

Preferred stock dividends                                99                                                                  99

Net loss applicable to common Stockholders           (3,286)                                                             (3,558)

Basic and Diluted loss per share from
  continuing operations                               (0.33)                                                              (0.35)
                                                    -------                                                             -------
                                                    -------                                                             -------
Average number of common shares
   outstanding (5)                                    9,767                                                               9,914
                                                    -------                                                             -------
                                                    -------                                                             -------

                          NOTES TO THE PRO FORMA CONSENSED
                               COMBINED FINANCIAL DATA
                                     (UNAUDITED)

(A) BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of March 31, 1999. The accompanying unaudited pro forma condensed combined statements of operations are presented for the three months ended March 31, 1999 and the year ended December 31, 1998.

(B) PRO FORMA ADJUSTMENTS The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of March 31, 1999 and the unaudited condensed combined statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998:

     (1) To reflect the 146,611 shares of RMI stock valued at $1.7 million which is the number of shares issued in connection with the acquisition of IdealDial Corporation. The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $1.6 million. Shares of Common Stock issued for the acquisition were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

     (2) To eliminate the equity accounts of the acquisition.

     (3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of January 1, 1998.

     (4) To adjust for revenues and expenses for the acquisition of IdealDial Corporation as if such acquisition had been completed as of January 1, 1999.

     (5) To adjust for revenues and expenses for the acquisition of IdealDial Corporation as if such acquisition had been completed as of January 1, 1998.